                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

       [ ]     Preliminary Proxy Statement
       [ ]     Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))
       [X]     Definitive Proxy Statement
       [ ]     Definitive Additional Materials
       [ ]     Soliciting Material Pursuant to Section 240.14a--11(c) or Section
               240.14a--12


                              INGENUUS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

       [X]     No fee required.
       [ ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
       [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
               and 0-11.

        1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
        2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
        4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
        5) Total fee paid:

        ------------------------------------------------------------------------

       [ ]     Fee paid previously with preliminary materials.
       [ ]     Check box if any part of the fee is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

        ------------------------------------------------------------------------
        2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
        3) Filing Party:

        ------------------------------------------------------------------------
        4) Date Filed:

        ------------------------------------------------------------------------

                              INGENUUS CORPORATION

                             830 EAST ARQUES AVENUE

                          SUNNYVALE, CALIFORNIA 94086
                                 (408) 774-2199


                                 JUNE 29, 2001


TO THE STOCKHOLDERS OF INGENUUS CORPORATION

Dear Stockholder:


     You are cordially invited to attend a special meeting of the stockholders of Ingenuus Corporation ("Ingenuus"), which will be held at Ingenuus's offices at 830 East Arques Avenue, Sunnyvale, California on July 24, 2001, at 3:00 p.m. local time.



     The purpose of the meeting is to approve an amendment and restatement of Ingenuus's Restated Certificate of Incorporation to effect a one-for-ten reverse split of the outstanding shares of Ingenuus common stock. Further details are given in the attached notice of special meeting and proxy statement.


     It is important that your shares be represented and voted at the meeting. You may vote your shares by marking, signing, dating and returning the enclosed proxy card as promptly as possible in the postage prepaid envelope provided.


     You may also vote in person at the meeting. If your shares are not registered in your own name and you plan to attend the meeting and vote your shares in person, you will need to ask the broker, trust company, bank or other nominee that holds your shares to provide you with evidence of your share ownership and bring that evidence to the meeting.


     On behalf of the Board of Directors of Ingenuus, I would like to express our appreciation for your continued interest in the affairs of Ingenuus Corporation.

     We look forward to seeing you at the special meeting.

                                          Sincerely,

                                          /s/ MICHAEL J. CARROLL
                                          --------------------------------------
                                          Michael J. Carroll
                                          President and Chief Executive Officer

                              INGENUUS CORPORATION

                             830 EAST ARQUES AVENUE

                          SUNNYVALE, CALIFORNIA 94086
                                 (408) 774-2199
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 24, 2001

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Ingenuus Corporation, a Delaware corporation ("Ingenuus"), will be held on Tuesday, July 24, 2001 at 3:00 p.m., local time, at Ingenuus's offices at 830 East Arques Avenue, Sunnyvale, California 94086, for the following purposes:


          1. To amend and restate Ingenuus's Restated Certificate of Incorporation to effect a one-for-ten reverse split of the outstanding shares of Ingenuus common stock.


          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing matters are more fully described in the proxy statement accompanying this notice.

     Only stockholders of record at the close of business on June 6, 2001 are entitled to vote at the special meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ DOUGLAS E. KLINT
                                          --------------------------------------
                                          Douglas E. Klint
                                          Secretary

Sunnyvale, California

June 29, 2001


IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                              INGENUUS CORPORATION
                             830 EAST ARQUES AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                                 (408) 774-2199
                            ------------------------

                            PROXY STATEMENT FOR 2001
                        SPECIAL MEETING OF STOCKHOLDERS

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Ingenuus Corporation ("Ingenuus") for use at the special meeting of stockholders (the "Special Meeting" or "Meeting") to be held on Tuesday, July 24, 2001 at 3:00 p.m., local time, or at any adjournment thereof for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at Ingenuus's offices at 830 East Arques Avenue, Sunnyvale, California 94086.


     These proxy solicitation materials were mailed on or about June 29, 2001 to all stockholders of record on June 6, 2001 (the "Record Date").


                 INFORMATION CONCERNING SOLICITATION AND VOTING
                            REVOCABILITY OF PROXIES


     Your vote is important. Because many stockholders cannot attend the meeting in person, it is necessary that a large number be represented by proxy. Under Delaware law, stockholders may submit proxies electronically. Stockholders who hold their shares in a brokerage account may have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.



     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Ingenuus at the address above written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.



     The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the meeting.


RECORD DATE AND VOTING SECURITIES


     Stockholders of record at the close of business on June 6, 2001 are entitled to notice of the Meeting and to vote at the Meeting. At the Record Date, 36,853,062 shares of Ingenuus common stock, $0.001 par value per share, were issued and outstanding.


VOTING AND SOLICITATION

     Proxies properly executed, duly returned to us and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of Ingenuus may propose. If, however, any matter not described in this proxy statement (the "Proxy Statement") is properly presented for action at the Special Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

     Each stockholder is entitled to one (1) vote for each share of common stock on all matters presented at the Special Meeting. The required quorum for the transaction of business at the Special Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" (the "Votes Cast") are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting with respect to the proposal. Abstentions will have the same effect as a vote against the proposal. Broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not counted for purposes of determining the number of Votes Cast with respect to a proposal on which a broker has expressly not voted. A broker non-vote occurs when a broker holding shares for a beneficial owner (i.e., held in "street name") does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the "NYSE"), which also apply to NYSE member brokers trading in non-NYSE listed shares, brokers may have discretionary authority to vote on reverse stock splits if customer instructions are not provided. As a result, if your shares are held in your broker's name, and you do not return your proxy, your broker may vote your shares with regard to the reverse stock split.


     The cost of soliciting proxies will be borne by Ingenuus. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Certain of our directors, officers and employees, without additional compensation, may also solicit proxies personally or by telephone or telegram.

                                  PROPOSAL ONE


PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE RESTATED CERTIFICATE OF
                 INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE
            SPLIT OF THE OUTSTANDING SHARES OF INGENUUS COMMON STOCK



GENERAL


     The Board has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval an amendment and restatement of our Restated Certificate of Incorporation to effect a one-for-ten reverse split of our outstanding shares of common stock.



     The form of the proposed Amended and Restated Certificate of Incorporation to effect the reverse stock split is attached hereto as Appendix A (the "Amended Certificate"). The Amended Certificate will effect a one-for-ten reverse split of the shares of our common stock issued and outstanding, but will not change the number of authorized shares of common stock or preferred stock, the number of treasury shares held by Ingenuus, or the par value of our common stock or preferred stock.


PURPOSE

     The Board approved the reverse stock split because the Board believes the reverse stock split is the most effective means to avoid a delisting of Ingenuus's common stock from the Nasdaq National Market ("Nasdaq").


     Our common stock is quoted on Nasdaq under the symbol "INGE." On March 20, 2001, we received notice from Nasdaq that our common stock had failed to maintain Nasdaq's minimum bid price closing requirement of $1.00 and that such failure had continued beyond the ninety (90) day probationary period allowed under the Nasdaq National Marketplace Rules. The letter specified that, as a result of our failure to maintain the minimum bid price closing requirement, our common stock would be delisted at the close of business on March 28, 2001. However, we appealed that decision, and the delisting was stayed pending a hearing before the Nasdaq Qualifications Panel (the "Panel") on May 3, 2001. At the hearing, the Panel reviewed our reverse stock split proposal and later granted us time to effect the reverse stock split pending stockholder approval at the Special Meeting. If following the reverse stock split, the per share price of our common stock trades at or above $1.00 for ten (10) consecutive trading days, we believe Nasdaq may withdraw the delisting action.


     The Board approved the reverse stock split as a means of increasing the share price of our common stock above $1.00 per share.

     If the stockholders do not approve the reverse stock split proposal and the stock price does not otherwise increase to greater than $1.00 per share, we expect our common stock to be immediately delisted from Nasdaq.

THE REVERSE STOCK SPLIT MAY NOT RESULT IN AN INCREASE IN THE PER SHARE PRICE OF OUR COMMON STOCK; THERE ARE OTHER RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

     We cannot predict whether the reverse stock split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

     - the market price per new share of our common stock after the reverse stock split (the "New Shares") will rise in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split (the "Old Shares"); and

     - the market price per New Share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the reduced number of shares that would be outstanding after the reverse stock split will likely significantly reduce the trading volume of our common stock could otherwise adversely affect the liquidity of our common stock.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

     Corporate Matters. The reverse stock split would have the following effects on the number of shares of common stock outstanding:


     - each ten (10) of our Old Shares owned by a stockholder would be exchanged for one (1) New Share;



     - the number of shares of our common stock issued and outstanding will be reduced from approximately thirty-seven million (37,000,000) shares to approximately four million (4,000,000) shares;



     - all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock will enable such holders to purchase, upon exercise of their options or warrants, one-tenth (1/10) of the number of shares of our common stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse stock split at an exercise price equal to ten (10) times the exercise price specified before the reverse stock split, resulting in approximately the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse stock split; and



     - the number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced to one-tenth (1/10) of the number of shares currently included in such plans.



     The reverse stock split will be effected simultaneously for all of our outstanding common stock and the exchange number will be the same for all of our outstanding common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in Ingenuus, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than ten (10) shares. This, however, is not the purpose for which we are effecting the reverse stock split. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


     In the event the approval for the reverse stock split is obtained, the Board will be authorized to proceed with the reverse stock split. If Ingenuus stock closes at a bid price equal to or greater than $1.00 for ten (10) consecutive business days prior to the Special Meeting, the Board may delay its decision to execute the reverse stock split indefinitely. If, however, at any time during the twelve (12) month period following the Special Meeting, the stock price falls below $1.00 for a 30 day period, and thereby fails to comply with Nasdaq's minimum listing requirements, then the reverse stock split will be executed as a cure for such condition.



     Fractional Shares. No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by ten (10) will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices (as adjusted to reflect the reverse stock split) of our common stock, as reported in The Wall Street Journal, during the twenty (20) trading days preceding the date that is five (5) days before the effective time of the reverse stock split. If such price is not available, the fractional share payment will be based on the average of the last bid and ask prices of our common stock on such days or other prices determined by the Board. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.



     Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where Ingenuus is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.



     Authorized Shares. Upon effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase from approximately thirty-eight million (38,000,000) shares to approximately seventy-one million (71,000,000) shares. We will continue to have 5,000,000 authorized but unissued shares of preferred stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares, the ownership interest of holders of our common stock may also be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our common stock.



     Accounting Matters. The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced to one-tenth (1/10) of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.


     Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of Ingenuus with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders. Other than the reverse stock split proposal, our Board does not currently contemplate recommending the adoption of any other amendments to our Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change control of Ingenuus.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES


     If Ingenuus's stockholders approve the reverse stock split and the Board still believes that the reverse stock split is in the best interests of Ingenuus and its stockholders, we will file the Amended Certificate with the Secretary of State of Delaware. The reverse stock split will become effective at the time specified in the Amended Certificate, which will most likely be some time shortly after the filing of the Amended Certificate, and which we refer to as the "Effective Time." Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.



     As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. Ingenuus expects that its transfer agent, Mellon Investor Services, LLC, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal Ingenuus sends to its stockholders. No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other dispositions or otherwise, will automatically be exchanged for New Shares.


     STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

     Even if the stockholders approve the reverse stock split, Ingenuus reserves the right not to effect the reverse stock split if in the Board's opinion it would not be in the best interests of Ingenuus and its stockholders to effect such a reverse stock split.

NO DISSENTER'S RIGHTS


     Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights with respect to the reverse stock split, and we will not independently provide stockholders with any such rights.


FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT


     The following is a summary of certain material federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the reverse stock split.


     Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. In general, stockholders who receive cash upon redemption of their fractional share interests in the New Shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liability, if any, generated by the receipt of cash in lieu of a fractional interest should not be material in amount in view of the low value of the fractional interest. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.


     Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences of the reverse stock split.


VOTE REQUIRED; RECOMMENDATION OF BOARD


     The affirmative vote of the holders of a majority of all outstanding shares of Ingenuus common stock entitled to vote on this proposal will be required for approval of the Amended Certificate.



     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND AND RESTATE THE RESTATED CERTIFICATE OF INCORPORATION IN ORDER TO EFFECT THE ONE-FOR-TEN REVERSE SPLIT OF THE OUTSTANDING SHARES OF INGENUUS COMMON STOCK.


                             ADDITIONAL INFORMATION

PRINCIPAL STOCK OWNERSHIP

     As of the Record Date, the following persons were known by Ingenuus to be the beneficial owners of more than 5% of Ingenuus's common stock:


                                                         BENEFICIAL OWNERSHIP
                                                      ---------------------------
                        NAME                          NUMBER OF SHARES    PERCENT
                        ----                          ----------------    -------
Conrad J. Dell'Oca(1)...............................     2,725,304         7.40%
  830 East Arques Avenue
  Sunnyvale, California 94086
Summit Partners, L.P.(2)............................     2,490,724         6.80%
  499 Hamilton Avenue, Suite 200
  Palo Alto, California 94301


---------------

(1) Includes stock options to purchase 100,000 shares that are vested and exercisable within 60 days of the Record Date.



(2) Includes 2,490,724 shares held with shared dispositive and voting power by Summit Ventures IV, L.P. ("Summit IV"), Summit Investors III, L.P. ("Summit Investors III"), Stamps, Woodsum & Co. IV and Messrs. E. Roe Stamps IV, Stephen G. Woodsum, Gregory M. Avis, Martin J. Mannion, Bruce R. Evans, Thomas S. Roberts, Walter G. Kortschak, Joseph F. Trustey, Kevin P. Mohan and Peter Y. Chung. Summit Partners IV, L.P. is the sole general partner of Summit IV. Stamps, Woodsum & Co. IV is the sole general partner of Summit Partners IV, L.P. Messrs. Stamps, Woodsum, Avis, Mannion, Evans, Roberts, Kortschak, Trustey, Mohan and Chung are individual general partners of Stamps, Woodsum & Co. IV and Summit Investors III.

SECURITY OWNERSHIP OF MANAGEMENT


     The following table sets forth the beneficial ownership of Ingenuus's common stock as of the Record Date (i) by each director of Ingenuus, (ii) by Ingenuus's Chief Executive Officer and the three (3) other executive officers of Ingenuus, and (iii) by all current directors and executive officers as a group:



                                                         BENEFICIAL OWNERSHIP
                                                      ---------------------------
                        NAME                          NUMBER OF SHARES    PERCENT
                        ----                          ----------------    -------
Conrad J. Dell'Oca(1)...............................     2,725,304          7.40%
Michael J. Carroll(2)...............................       488,124          1.30%
Douglas E. Klint(3).................................       103,182             *
John R. Walsh(4)....................................        66,531             *
Ronald K. Bell(5)...................................         7,500             *
Al Wilson(6)........................................         6,250             *
All directors and executive officers as a group (6
  persons)(7).......................................     3,396,891          9.10%


---------------

 *  1% or less


(1) Includes stock options to purchase 100,000 shares that are vested and exercisable within 60 days of the Record Date.


(2) Includes stock options to purchase 478,124 shares that are vested and exercisable within 60 days of the Record Date.



(3) Includes stock options to purchase 103,182 shares that are vested and exercisable within 60 days of the Record Date.



(4) Includes stock options to purchase 66,531 shares that are vested and exercisable within 60 days of the Record Date. Includes 8,114 shares held by Mr. Walsh's spouse. Mr. Walsh disclaims any beneficial interest in such shares.


(5) Includes stock options to purchase 7,500 shares that are vested and exercisable within 60 days of the Record Date.

(6) Includes stock options to purchase 6,250 shares that are vested and exercisable within 60 days of the Record Date.


(7)Includes stock options to purchase 661,587 shares that are vested and exercisable within 60 days of the Record Date.


            STOCKHOLDER PROPOSALS FOR JULY 24, 2001 SPECIAL MEETING


     Under Rule 14a-4(c) of the Exchange Act, a stockholder proposal intended to be presented at the Special Meeting must be received by Ingenuus at its offices at 830 East Arques Ave., Sunnyvale, California 94086, Attn: Douglas E. Klint, not later than July 12, 2001 in order to prevent the Board's proxy holders from using their discretionary voting authority to vote on the proposal when the proposal is raised at the Special Meeting, even though there is no discussion of the proposal in the Proxy Statement.


                                 OTHER MATTERS

     Ingenuus knows of no other matters to be submitted at the Special Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of Ingenuus may recommend.

                                          THE BOARD OF DIRECTORS

Sunnyvale, California

June 29, 2001

                                                                      APPENDIX A


                              AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                              INGENUUS CORPORATION
                            (A DELAWARE CORPORATION)

     Ingenuus Corporation, a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

     1. The name of the corporation is Ingenuus Corporation (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware under the name of Aspec Technology, Inc. on February 10, 1997. The Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 12, 1998.

     2. The amendment and restatement herein set forth has been duly approved by the Board of Directors of the Corporation and by the stockholders of the Corporation pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware ("Delaware Law"). Approval of this amendment and restatement was effected by a vote of a majority of the stockholders of the Corporation at a special meeting of stockholders pursuant to Section 242 of the Delaware Law.


     3. The amendment and restatement herein set forth has been duly adopted pursuant to Section 245 of the Delaware Law. This Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Corporation's Restated Certificate of Incorporation, as amended.


     4. The text of the Restated Certificate of Incorporation, as amended, is hereby amended and restated to read in its entirety as follows:

                                   "ARTICLE I

     The name of this corporation is Ingenuus Corporation (the "Corporation").

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware Law.

                                   ARTICLE IV

     SECTION 1. This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. Each share of Common Stock shall have a par value of $0.001 and each share of Preferred Stock shall have a par value of $0.001. The total number of shares of Common Stock this Corporation shall have authority to issue is 75,000,000, and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 5,000,000.


     SECTION 2. Effective 12:01 a.m. on             , 2001 (the "Effective
Time), each one (1) share of Common Stock of the Corporation issued and outstanding shall, by virtue of this amendment and restatement of the Corporation's Restated Certificate of Incorporation, be combined into one-tenth (1/10) of one (1) share of fully paid and nonassessable Common Stock of the Corporation, subject to treatment of fractional share interests described below. Following the effectiveness of this Amended and Restated Certificate of Incorporation, the Corporation will evidence the reverse stock split effected by this Section 2 pursuant to procedures adopted by the Corporation.

     SECTION 3. No fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation.


     SECTION 4. A holder of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices of the Common Stock, as reported in The Wall Street Journal, on the twenty (20) trading days preceding the date that is five (5) trading days before the Effective Time (as adjusted for the reverse stock split effected by Section 2)(or if such prices are not available, the average of the last bid and ask prices of the Common Stock on such days (as adjusted for the reverse stock split effected by Section 2) or other price determined by the Board of Directors).


     SECTION 5. The Preferred Stock initially shall be undesignated as to series. Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

     SECTION 6. Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

     SECTION 7. The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion, if applicable, of the Preferred Stock.

                                   ARTICLE V

     The Corporation is to have perpetual existence.

                                   ARTICLE VI


     SECTION 1. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed in the manner designated in the Bylaws of the Corporation.


     SECTION 2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

     SECTION 3. Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

     SECTION 4. At the election of directors of the Corporation, each holder of Common Stock shall be entitled to one (1) vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

                                  ARTICLE VII

     SECTION 1. To the fullest extent permitted by the Delaware Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     SECTION 2. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

     SECTION 3. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Corporation's Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE VIII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

     Vacancies created by newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.

                                   ARTICLE X

     Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                   ARTICLE XI

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."

     IN WITNESS WHEREOF, Ingenuus Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Michael Carroll, its President and Chief Executive Officer and attested to by Douglas E. Klint, its
Secretary, on July   , 2001.



                                          Ingenuus Corporation,


                                          a Delaware corporation


                                          By:
                                            ------------------------------------
                                            Michael J. Carroll,
                                            President and Chief Executive
                                              Officer

ATTEST:

By:
    -----------------------------------------------------
    Douglas E. Klint
    Secretary

                              INGENUUS CORPORATION

                                      PROXY

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Michael J. Carroll and Douglas E. Klint, jointly and severally, proxies with full power of substitution, to vote all shares of common stock of Ingenuus Corporation, a Delaware corporation, that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at Ingenuus's offices located at 830 East Arques Avenue, Sunnyvale, California 94086, on Tuesday, July 24, 2001 at 3:00 p.m., local time, or any adjournment thereof. The proxies are being directed to vote as specified below or, if no specification is made, FOR the proposal to amend and restate Ingenuus's Restated Certificate of Incorporation to effect a one-for-ten reverse split of the outstanding shares of Ingenuus common stock. The proposal contained in this proxy has been proposed by the Board of Directors.


             THE DIRECTORS RECOMMEND A "FOR" VOTE ON THE ITEM BELOW

                                               FOR         AGAINST       ABSTAIN

1.  Proposal to amend and restate Ingenuus's   [ ]           [ ]           [ ]
    Restated Certificate of Incorporation
    to effect a one-for-ten reverse split
    of the outstanding shares of Ingenuus
    common stock.


Signature(s)                                           Dated              , 2001
             -------------------------------                 -------------

(Signature(s) must be exactly as name(s) appear on this proxy.) (If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person, each should sign the proxy.)